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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Barry A. Morris, as his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the registration statement on Form S-1 to be filed by STR Holdings (New) LLC (the "Registrant") and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

By:	/s/ DENNIS L. JILOT Name: Dennis L. Jilot	September 30, 2009

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  Exhibit 24.1